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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF AMETEK, INC.


                                                                   STATE OR OTHER                    PERCENTAGE OF
                                                                   JURISDICTION OF                       VOTING
        NAME OF SUBSIDIARY AND NAME                               INCORPORATION OR                  SECURITIES OWNED
         UNDER WHICH IT DOES BUSINESS                              ORGANIZATION                  BY ITS IMMEDIATE PARENT*
         ----------------------------                             ----------------               ------------------------
Advanced Measurement Technology, Inc............................     Delaware                              100%
AMELON, Inc. ...................................................     Delaware                              100%
      John Chatillon & Sons, Inc................................     New York                              100%
AMETEK (Bermuda), Ltd...........................................     Bermuda                               100%
AMETEK (Canada), Ltd............................................     Canada                                100%
AMETEK (FSC), Inc...............................................     U. S. Virgin Islands                  100%
AMETEK GmbH.....................................................     Germany                               100%
AMETEK IMTSA, S.A. de C.V. .....................................     Mexico                                100%
AMETEK Lamb Motores de Mexico, S.A. de C.V......................     Mexico                                100%
AMETEK Mexicana, S.A. ..........................................     Mexico                                100%
AMETEK Motors Holding, Inc......................................     Delaware                              100%
AMETEK Precision Instruments France, SARL.......................     France                                100%
AMETEK Precision Instruments (UK) Ltd.  ........................     England                               100%
AMETEK Receivables Corp.........................................     Delaware                              100%
Chandler Instruments Company L.L.C. ............................     Texas                                 100%
      Petrolab L.L.C............................................     Delaware                              100%
      Chandler Instruments GmbH.................................     Austria                               100%
          Grabner Instruments Messtechnik Gesellschaft m.b.h. ..     Austria                               100%
Controls Holding Corporation....................................     Delaware                              100%
      Patriot Sensors & Controls Corporation....................     Delaware                              100%
          Nihon Drexelbrook Co., Ltd............................     Japan                                 100%
EDAX Inc.       ................................................     Delaware                              100%
      EDAX Japan K.K. ..........................................     Japan                                 100%
      EDAX B.V. ................................................     Netherlands                           100%
      EDAX Ltd. ................................................     England                               100%
EMA Corp.       ................................................     Delaware                              100%
      AMEKAI (BVI), Ltd.........................................     British Virgin Islands                 50%
      AMETEK Do Brasil Ltda.....................................     Brazil                                 99%
      AMETEK Motors Hong Kong Ltd...............................     Hong Kong                             100%
      AMETEK Holdings B.V. .....................................     Netherlands                           100%
          AMETEK Denmark A/S....................................     Denmark                               100%
          AMETEK Elektomotory CR S.R.O. ........................     Czech Republic                        100%
          AMETEK (Italia) S.r.l. ...............................     Italy                               99.98%
          AMETEK Singapore Private Ltd..........................     Singapore                             100%
                Amekai Singapore Private Ltd....................     Singapore                              50%
                    Amekai Meter (Xiamen) Co., Ltd..............     China                                 100%
                AmeKai Taiwan Co., Ltd..........................     Taiwan                                 50%
                AMETEK Motors Asia Private Ltd..................     Singapore                             100%
                    AMETEK Motors (Shanghai) Co., Ltd...........     China                                 100%
      AMETEK Holdings (UK) Ltd..................................     England                               100%
          Lloyd Instruments Ltd.................................     England                               100%
                Lloyd Instruments S.A...........................     France                               99.9%
      Neue Elektromotoren GmbH - Schleusingen...................     Germany                               100%
      WEBAK, B.V................................................     Netherlands                           100%
      EMA Holdings UK Limited...................................     England                               100%
          Airtechnology Holdings Limited........................     England                               100%
                Airtechnology Group Limited.....................     England                               100%
                    Aircontrol Technologies Limited.............     England                               100%
                    Airscrew Limited............................     England                               100%
                        Airtechnology Pension Trustees Ltd......     England                               100%
                        Thermol Control Company Ltd.............     England                               100%
                        Clifford Edwards Limited................     England                               100%

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
NCC Holdings, Inc...............................................     Delaware                              100%
      AMETEK National Controls Corporation......................     Delaware                              100%
Prestolite Asia Ltd.............................................     Korea                                  50%
Rotron Incorporated.............................................     New York                              100%
Seiko EG&G Co. Ltd..............................................     Japan                                  49%
Solidstate Controls, Inc........................................     Delaware                              100%
      HDR Power Systems, Inc....................................     Delaware                              100%
      Solidstate Controls, Inc. de Argentina....................     Argentina                            99.9%
      Solidstate Controls Mexico, S.A. de C.V...................     Mexico                                100%

* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.